EXHIBIT 99

 For Further Information Contact:
 Steve Khoshabe, Chief Financial Officer, United Financial Mortgage Corp., 815 Commerce Drive, Suite 100, Oak Brook, IL 60523, (630) 571-7222,
 Fax: (630) 571-2623, sk@ufmc.com

 Dave Gentry, Aurelius Consulting Group, Inc. 200 St. Andrews Boulevard, Suite 1808, Winter Park, FL 32792, (407) 644-4256, Fax: (407) 644-0758,
 Aurelius@cfl.rr.com


 FOR IMMEDIATE RELEASE:


  United Financial Mortgage Corp. Reports Record Third Quarter & Nine Month
                             Revenues & Earnings


 Oak Brook, IL, March 17, 2003 -- United Financial Mortgage Corp. (Amex: UFM or 'the Company') today announced record results for the third quarter and nine months ended January 31, 2003.

 Third Quarter Results

 Revenues for the quarter ended January 31, 2003, increased 148.6% to $15,879,449 from $6,388,773 for the quarter ended January 31, 2002. Net income rose 199.5% to $1,543,193 or $0.39 per diluted share for the most recent quarter, as compared with $515,330, or $0.13 per diluted share for the corresponding period last year.

 Nine Month Results

 Revenues for the nine months ended January 31, 2003 increased 94.1% to $33,005,872 from $17,006,055 for the nine months ended January 31, 2002. Nine-month net income rose to $2,856,522 or $0.72 per diluted share as compared to $1,491,152 or $.36 per diluted share for the same period last year.

 Joseph Khoshabe, President and CEO of UFM, commented, "We are pleased to announce record revenues and EPS for the third fiscal quarter and nine months. The expansion of our branch network and a favorable interest rate environment continue to be important factors in our revenue and earnings growth."

 Steve Khoshabe, Executive Vice-President stated, "We will continue our strategy of growing our branch network and selectively increasing our servicing portfolio, while also taking advantage of a positive interest rate climate."


 About United Financial Mortgage

 United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, Illinois and has offices in several other states. The Company's web site (www.ufmc.com) allows consumers to get information on the many different types of mortgage loans offered by the Company, calculate mortgage payments, and apply online for a mortgage.

 This press release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.


                        -- FINANCIAL TABLES FOLLOW --

                       UNITED FINANCIAL MORTGAGE CORP.
                                Balance Sheets
                                 (Unaudited)


                                                 January 31,       April 30,
                                                     2003            2002
                                                 -----------      -----------

 ASSETS
 Cash and due from financial institutions       $  3,215,799     $  1,794,254
 Interest-bearing deposits in financial
   institutions                                    4,557,363        4,411,951
                                                 -----------      -----------
   Total cash and cash equivalents                 7,773,162        6,206,205

 Restricted cash                                   1,107,432                -
 Certificates of deposit                           1,227,451        1,221,835
 Loans held for sale                             117,423,900       51,417,233
 Notes receivable-related parties                     44,687           80,647
 Mortgage servicing rights, net                    3,030,721        1,339,698
 Leasehold improvements and equipment, net           354,702          298,080
 Prepaid expenses and other assets                   930,479        1,401,634
                                                 -----------      -----------
   Total assets                                 $131,892,534     $ 61,965,332
                                                 ===========      ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities
   Warehouse lines of credit                    $114,773,548     $ 50,209,562
   Note payable                                      350,000          369,836
   Accrued expenses and other liabilities          5,690,031        3,088,371
                                                 -----------      -----------
      Total liabilities                          120,813,579       53,667,769

 Stockholders' equity
   Preferred stock, 5,000,000 authorized, no par
    value, Series A redeemable shares, 63 issued
    and outstanding at January 31, 2003 and
    April 30 2002 (aggregate liquidation
    preference of $315,000)                          315,000          315,000
   Common stock, no par value, 20,000,000
    shares authorized, 4,095,229 shares
    issued at January 31, 2003 and
    4,095,029 at April 30, 2002                    6,634,403        6,633,903
   Retained earnings                               4,451,143        1,594,621
                                                 -----------      -----------
                                                  11,400,546        8,543,524
   Treasury stock, 176,700 shares at January
     31, 2003 and 149,580 shares at April 30,
     2002, at cost                                  (321,591)        (245,961)
                                                 -----------      -----------
      Total stockholders' equity                  11,078,955        8,297,563
                                                 -----------      -----------
      Total liabilities and stockholders equity $131,892,534     $ 61,965,332
                                                 ===========      ===========

        See accompanying notes to the unaudited financial statements.


                       UNITED FINANCIAL MORTGAGE CORP.
                             Statements of Income
                                 (Unaudited)


                               Nine Months    Nine Months   Three Months   Three Months
                                  Ended          Ended          Ended          Ended
                               January 31,    January 31,    January 31,    January 31,
                                  2003           2002           2003           2002
                               ----------     ----------     ----------     ----------
 Revenues
  Gain on sale of loans       $28,892,817    $14,289,676    $14,138,564    $ 5,211,912
  Loan servicing income           229,877        116,127         99,041         69,315
  Interest income               3,777,305      2,545,199      1,597,471      1,086,091
  Other income                    105,873         55,053         44,373         21,455
                               ----------     ----------     ----------     ----------
    Total revenues             33,005,872     17,006,055     15,879,449      6,388,773

 Expenses
  Salaries and commissions     22,126,333      9,005,533     10,904,653      3,945,515
  Operating and administrative  4,229,625      3,614,535      1,578,327        860,543
  Interest expense              1,921,889      1,733,282        786,192        524,381
  Depreciation and amortization   111,857         88,281         38,288         30,836
                               ----------     ----------     ----------     ----------
    Total expenses             28,389,704     14,441,631     13,307,460      5,361,275
                               ----------     ----------     ----------     ----------

 Income before income taxes
   and cumulative effect of
   change in accounting
   principle                    4,616,168      2,564,424      2,571,989      1,027,498

 Income taxes                   1,846,467      1,073,272      1,028,796        512,168
                               ----------     ----------     ----------     ----------
 Income before cumulative
   effect of change in
   accounting principle         2,769,701      1,491,152      1,543,193        515,330

 Cumulative effect of change
   in accounting principle,
   net of tax                      86,821              -              -              -
                               ----------     ----------     ----------     ----------
 Net income                   $ 2,856,522    $ 1,491,152    $ 1,543,193    $   515,330
                               ==========     ==========     ==========     ==========
 Basic earnings per common
   share before cumulative
   effect of change in
   accounting principle       $       .71    $       .37    $       .39    $       .13
 Per share cumulative effect
   of a change in accounting
   principle                          .02              -              -              -
                               ----------     ----------     ----------     ----------
 Basic earnings per share     $       .73    $       .37    $       .39    $       .13
                               ==========     ==========     ==========     ==========
 Diluted earnings per share   $       .72    $       .36    $       .39    $       .13
                               ==========     ==========     ==========     ==========


        See accompanying notes to the unaudited financial statements.
